Exhibit 10.4

4th AMENDMENT TO COMMERCIAL LEASE AGREEMENT

This 4th AMENDMENT TO COMMERCIAL LEASE AGREEMENT

(“4th Amendment”) is made as of the 30th day of January, 2015, (the “Effective Date”) by and between PIOS GRANDE KOP BUSINESS CENTER, L.P., a Delaware limited partnership (“Landlord”), and TREVENA, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.                                    Pursuant to the Commercial Lease Agreement dated August 4, 2008, between Landlord’s predecessor-in-interest, KOPBC, L.P., and Tenant, as amended by the First Amendment to Commercial Lease dated December 8, 2008 (the “First Amendment”), as amended by the Second Amendment to Commercial Lease Agreement dated July 3, 2013 (the “Second Amendment”), and as further amended by the Third Amendment to Commercial Lease Agreement dated February 21, 2014 (the “Third Amendment,” together with the First Amendment and Second Amendment, the “Lease”), Tenant currently leases premises consisting of approximately 14,557 rentable square feet (as further described in the Lease, the “Demised Premises”) in the King of Prussia Business Center located on the first floor at 1018 West Eighth Avenue (the “Building”), King of Prussia, Pennsylvania.

B.                                    Landlord and Tenant desire to amend the Lease to (i) provide for Tenant’s lease from Landlord of an additional 2,157 rentable square feet of space adjacent to Tenant’s existing space, which additional space is currently leased to Innovation Tap LLC, and commonly referred to as Suite H as reflected on Exhibit A hereto (the “New Expansion Premises”), subject to the terms, covenants and conditions set forth below; and (ii) otherwise modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, covenant and agree as follows:

1.                                      Incorporation of Recitals; Definitions. The foregoing recitals are incorporated herein by this reference as if set forth in full herein.  All capitalized terms not defined herein shall have the meaning ascribed them in the Lease.

2.                                      [RESERVED]

3.                                      Demised Premises. On the “New Expansion Commencement Date,” which is expected to be on June 1, 2015, but in no event later than August 1, 2015, and continuing throughout the Lease Term, the Demised Premises hereinafter shall be comprised of the New Expansion Premises, the Expansion Premises, and the Original Demised Premises. On the Effective Date, the Demised Premises shall consist of 16,714 rentable square feet, and “Tenant’s Proportionate Share” shall be 9.93%. Tenant accepts the Demised Premises, including the New Expansion Premises, in their “AS IS” condition as of the Effective Date of this 4th Amendment.  Tenant acknowledges that neither Landlord nor Landlord’s agents, representatives, employees, servants or attorneys have made any representations or promises, whether express or implied, concerning the condition of the Demised Premises, including the New Expansion Premises.  In the event that Innovation Tap LLC does not vacate the New Expansion Premises by August 1, 2015, Tenant shall have the sole option to: (i) extend its right to occupy the New Expansion Premises in accordance with the terms of this 4th Amendment, or (ii) terminate this 4th Amendment, at which time this 4th Amendment shall be null and void and of no further force or effect, and Tenant shall have no further liability hereunder.  If Tenant elects to extend this 4th Amendment until Innovation Tap LLC vacates the New Expansion Premises, Tenant shall pay Rent in accordance with Schedule A (discussed in Paragraph 4 below), in the amount reflected in the column entitled “TOTAL LESS NEW EXPANSION.”  If Tenant terminates this 4th Amendment as provided in this Paragraph 3, then the Right of First Offer option provided in Paragraph 5 of the Third Amendment automatically shall be revived and continue in full force and effect.

Promptly after the New Expansion Commencement Date, Landlord and Tenant shall, at the request of either, execute an acknowledgment in the form set forth in Exhibit B specifying said New Expansion Commencement Date.  The failure of either party to execute or deliver such instrument shall not modify the New Expansion Commencement Date.

4.                                      Rent. Commencing on the New Expansion Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord Minimum Rent for the Original Demised Premises, Expansion Premises and the New Expansion Premises (a total of 16,714 rentable square feet) as provided under the column labeled TOTAL in Schedule A attached hereto and made a part hereof.

As of the New Expansion Commencement Date, the Rent schedules recited in Paragraph 4(b) of the Second Amendment and in Paragraph 3 of the Third Amendment hereby are superseded and replaced in their entirety by Schedule A attached to this 4th Amendment.

The methodology for the calculation and payment of Additional Rent remains unchanged.

5.                                      Termination Option. Paragraph 4 of the Third Amendment hereby is deleted in its entirety and replaced with the following:

(a)                                 Entire Demised Premises.  At any time after May 31, 2018, Tenant shall have the right to terminate this Lease, and the 4th Amendment (“Total Termination Option”) by giving Landlord written notice that it is terminating the Lease and the 4th Amendment with respect to the entire Demised Premises and vacating the Demised Premises on or before the termination date stated in the written notice (the “Total Termination Date”). The written termination notice shall be provided to Landlord at least nine (9) months prior to the Total Termination Date and in no event shall the Total Termination Date be earlier than June 1, 2018. Together with said written notice of termination, Tenant shall pay Landlord by certified check or wire transfer of immediately available funds, a termination fee in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Total Termination Fee”).  If Tenant shall fail to pay the Total Termination Fee, as provided above, this Total Termination Option and any notice given under this Paragraph 5(a) shall be void and of no further force or effect.

(b)                                 New Expansion Premises Only.  At any time after May 31, 2018, Tenant shall have the right to partially terminate this 4th Amendment to the Lease (“Partial Termination Option”) by giving Landlord written notice that it is terminating the Lease with respect to the New Expansion Premises only and vacating the New Expansion Premises on or before the termination date stated in the written notice (the “Partial Termination Date”). The written termination notice shall be provided to Landlord at least nine (9) months prior to the Partial Termination Date and in no event shall the Partial Termination Date be earlier than June 1, 2018. Together with said written notice of termination, Tenant shall pay Landlord by certified check a termination fee in the amount of Twenty Thousand and 00/100 Dollars ($20,000.00) (the “Partial Termination Fee”).  If Tenant shall fail to pay the Partial Termination Fee, as provided above, this Partial Termination Option and any notice given under this Paragraph 5(b) shall be void and of no further force or effect.

(c)                                  Minimum Rent to Be Adjusted.  If Tenant complies in all respects with the requirements of Paragraph 5(b) and effects the Partial Termination Option, Minimum Rent for the Original Demised Premises and the Expansion Premises shall be remitted to Landlord in the amounts recited under the column labeled “TOTAL LESS NEW EXPANSION” on Schedule A.

(d)                                 Tenant’s Proportionate Share.  In the event Tenant effects the Partial Termination Option, Tenant’s Proportionate Share shall be 8.64%.

(e)                                  Second Amendment Termination Option.  The deletion of Paragraph 4 of the Third Amendment as stated in the first paragraph of this Paragraph 5 of the 4th Amendment shall not revive or reinstate Paragraph 18 of the Second Amendment.

6.                                      Brokers. Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker in the negotiating or making of this 4th Amendment other than, for the Landlord, Cushman & Wakefield of Pennsylvania, Inc. Each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including reasonable attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this 4th Amendment as a result of the actions of the indemnifying party.

7.                                      Estoppel. Tenant represents and warrants that it is the sole owner and holder of the Tenant’s interest in the Lease, and it has not assigned, mortgaged, hypothecated, sublet, or otherwise alienated all or any part of its interest in the Lease or the Demised Premises.  Except as herein expressly amended, modified and supplemented, all of the terms, conditions and provisions of the Lease remain in full force and effect as heretofore written and, as hereby amended, modified and supplemented, are hereby ratified and confirmed in every respect.  Tenant takes the occasion of the execution of this 4th Amendment to confirm that, to the best of Tenant’s knowledge: (i) neither Landlord nor Tenant is in default under the Lease; and (ii) Tenant has no right to any rent credit, free rent, offset, set-off or any other such claim against Landlord under the Lease.

8.                                      Authority. The parties hereto represent and warrant to each other that each has full right and authority to enter into this 4th Amendment and that the person signing this 4th Amendment on behalf of Landlord and Tenant, respectively, has the requisite authority for such act.

9.                                      Counterparts. This 4th Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one agreement.

10.                               No Other Modifications; Ratification; Conflicts.  (a)  Except as expressly amended hereby, the Lease remains unmodified and in full force and effect. In the event of a conflict between the terms of this 4th Amendment and the Lease, the terms of this 4th Amendment shall control.  Except as provided in Paragraph 3 above, Paragraph 5 of the Third Amendment (Right of First Offer) having been exercised, Tenant has no further rights under said Paragraph 5, which shall hereinafter be of no further force or effect.

11.                               Confession of Judgment. LANDLORD SHALL HAVE THE FOLLOWING RIGHTS TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH TENANT, FOR POSSESSION OF THE DEMISED PREMISES:

(i)                                     AFTER AN EVENT OF DEFAULT WHICH REMAINS UNCURED AND IS CONTINUING FOLLOWING NOTICE TO TENANT AS PROVIDED IN THE LEASE, OR WHEN THIS LEASE SHALL BE TERMINATED BY REASON OF A DEFAULT BY TENANT, EITHER DURING THE ORIGINAL TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR FOR TENANT IN ANY AND ALL SUITS OR ACTIONS WHICH MAY BE BROUGHT FOR POSSESSION AND/OR EJECTMENT; AND AS ATTORNEY FOR TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE DEMISED PREMISES, FOR WHICH THIS LEASE SHALL BE LANDLORD’S SUFFICIENT WARRANT. UPON SUCH CONFESSION OF JUDGMENT FOR POSSESSION, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE DEMISED PREMISES SHALL REMAIN IN OR BE RESTORED TO TENANT, THEN LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT OR CONTINUING DEFAULT OR DEFAULTS, OR AFTER EXPIRATION OF THE LEASE, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES.

(Tenant initials)

(ii)                                  In any action of ejectment, Landlord shall cause to be filed in such action an affidavit made by Landlord or someone acting for Landlord setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence.  If a true copy of this Lease shall be filed in such action (and the truth of the copy as asserted in the affidavit of Landlord shall be sufficient evidence of same), it shall not be necessary to file the original Lease as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

(iii)                               Tenant expressly agrees, to the extent not prohibited by law, that any judgment, order or decree entered against it by or in any court or magistrate by virtue of the powers of attorney contained in this Lease shall be final, and that Tenant will not take an appeal, certiorari, writ of error, exception or objection to the same, or file a motion or rule to strike off or open or to stay execution of the same, and releases to Landlord and to any and all attorneys who may appear for Tenant all errors in such proceedings and all liability therefor.

(iv)                              The right to enter judgment against Tenant and to enforce all of the other provisions of this Lease herein provided for, at the option of any assignee of this Lease, may be exercised by any assignee of Landlord’s right, title and interest in this Lease in Tenant’s own name, notwithstanding the fact that any or all assignments of such right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm. L. 94, and all supplements and amendments thereto that have been or may hereafter be passed. Tenant hereby expressly waives the requirements of such Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

(v)                                 Tenant acknowledges that it has been represented by counsel in connection with the negotiation of this Lease, that it has read and discussed with such counsel the provisions herein relating to confession of judgment, and that it understands the nature and consequences of such provisions.

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IN WITNESS WHEREOF, the parties have executed this 4th Amendment as of the date first above written.

LANDLORD:		WITNESSES:

PIOS GRANDE KOP BUSINESS CENTER, L.P.,
a Delaware limited partnership
By: PIOS GRANDE, LLC, its general partner		/s/ Jenn Shepelu

By:	/s/ Vincent T. Abessinio	/s/ Diane Witeak
Name:	Vincent T. Abessinio
Title:	Executive Vice President

TENANT:

TREVENA, INC.,
a Delaware corporation
/s/ Roberto Cuca

By:	/s/ John M. Limongelli
Name:	John M. Limongelli	/s/ Michael W. Lark
Title:	SVP, General Counsel & Corp. Secretary

EXHIBIT A

(DIAGRAM OF NEW EXPANSION PREMISES)

EXHIBIT B

NEW EXPANSION COMMENCEMENT DATE ACKNOWLEDGMENT

This New Expansion Commencement Date Acknowledgment is made and entered into this            day of                         , 2015, by and between Pios Grande KOP Business Center, L.P., a Delaware limited partnership (“Landlord”), and Trevena, Inc. a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, the parties hereto are respectively Landlord and Tenant in a certain 4th Amendment to Commercial Lease Agreement (“4th Amendment”) made as of the        day of January, 2015, adding certain New Expansion Premises of approximately 2,157 rentable square feet to the existing Expansion Premises and Original Demised Premises consisting of approximately 14,577 rentable square feet located at 1018 West Eighth Avenue, King of Prussia, Pennsylvania, for a total Demised Premises of approximately 16,714 rentable square feet;

AND WHEREAS, the parties wish to avoid any subsequent controversy as to the exact date of the New Expansion Commencement Date of the 4th Amendment;

THEREFORE, Landlord and Tenant do hereby agree that the New Expansion Commencement Date of the 4th Amendment is the        day of                           , 2015.

IN WITNESS THEREOF, the parties hereto have duly executed this New Expansion Commencement Date Acknowledgement as of the day and year first above written.

LANDLORD:
Pios Grande KOP Business Center, L.P.,
a Delaware limited partnership,
By: Pios Grande, LLC, its general partner

By:
Name:
Title:

TENANT:
Trevena, Inc., a Delaware corporation

By:
Name:
Title: